Exhibit 99.1

S.Y. Bancorp Announces Solid Third Quarter Earnings

LOUISVILLE, Ky.--(BUSINESS WIRE)--October 22, 2008--S.Y. Bancorp, Inc. (NASDAQ:SYBT), parent company of Stock Yards Bank & Trust Company, with offices in the Louisville metropolitan area, Indianapolis and Cincinnati, today reported financial results for the third quarter and nine months ended September 30, 2008. Despite increasing volatility and turmoil in the economy throughout 2008, the Company's net income per diluted share for the third quarter and first nine months of the year remained at solid levels, extending the Company's record for high returns on average equity and assets. Highlights of the Company's report also included year-over-year increases in its loan portfolio and deposits of 14% and 19%, respectively. Moreover, loan and deposit balances remained comparable with levels in the second quarter of 2008. At the same time, even though the housing and credit markets remain under pressure, the Company reported that asset quality remained solid overall, with non-performing loans falling from both year-earlier and second quarter 2008 amounts, while other metrics also showed steady improvements. A summary of results for the third quarter and nine-month period follows:

Quarter Ended September 30,	2008	2007	Change
Net income	$5,443,000	$5,887,000	-8%
Net income per share, diluted	$0.40	$0.41	-2%
Return on average equity	15.84%	16.50%
Return on average assets	1.31%	1.66%

Nine Months Ended September 30,	2008	2007	Change
Net income	$16,610,000	$17,888,000	-7%
Net income per share, diluted	$1.22	$1.23	-1%
Return on average equity	16.50%	17.00%
Return on average assets	1.43%	1.70%

Commenting on the Company's progress, David Heintzman, Chairman and Chief Executive Officer, said, "Obviously, the recent turmoil we have witnessed in the stock market, and particularly in the banking industry, has created new uncertainties for investors and consumers. These pressures add to the concern that surrounds the real estate downturn of the past year. In Louisville, our largest and principal market, growth and expansion traditionally have been steady, and the city largely has avoided the rapid run-up in real estate prices that occurred elsewhere, so this market has remained strong and resilient thus far. Still, it is impossible to predict if and to what extent the more pronounced national trends reach Main Street. As a strong community bank operating against this backdrop, and without exposure to sub-prime debt and other financial instruments that have made headlines recently, we have continued to maintain a focus on sound long-term fundamentals in our operations. These essential strengths can be seen in our net interest income, which reflects the growth of our loan portfolio, and in our loan quality metrics for the third quarter, highlighted by declining non-performing loans, low charge-offs, and historically good coverage by our allowance for probable loan losses in our loan portfolio."

Heintzman pointed out that the Company's capital management efforts over the past year, primarily in the form of stock repurchases, helped mitigate the impact of lower net income on earnings per share. From October 2007 to March 2008, the Company repurchased a total or 639,000 common shares under its established stock repurchase plan. Since that time, however, S.Y. Bancorp made no purchases of its common stock, choosing instead to use its capital to support loan growth. The Company has remaining authorization to purchase up to 163,000 shares under the current plan, which will expire in November 2008 unless otherwise extended or completed at an earlier date. Additionally, the Company has maintained a sound and consistent dividend payout, currently reflecting an indicated annual rate of $0.68 per share. In August, S.Y. Bancorp's Board of Directors declared its regular quarterly cash dividend of $0.17 per share. The latest dividend was distributed on October 1, 2008, to stockholders of record as of September 15, 2008.

Also in the third quarter of 2008, the Company issued $10 million of subordinated debentures with a 10-year term and two-year call feature. These subordinated debentures qualify as Tier 2 capital and, therefore, are included in total risk-based capital as of September 30, 2008, increasing it to 11.26%.

Heintzman noted that recent weakness in the stock market particularly affected one significant area of non-interest income for the Company. Income from investment management and trust services, which constitutes the single largest component of non-interest income and is inherently linked to stock market performance, declined 11% in the third quarter and 4% year to date after having posted double-digit increases on average over the last several years. Also contributing to the decline was a reduction in non-recurring estate fees. Because of falling stock prices, assets under management declined to $1.464 billion at September 30, 2008; however, growth during 2008 from net new accounts was approximately $87 million or double that of 2007. Also, the Company continues to absorb additional costs related to its expansion in Indianapolis, where the Company opened a second office in the fourth quarter of 2007, and in Cincinnati, a market the Company also entered in the fourth quarter last year. Expenses for those new offices were in the start-up phase in the second half of 2007 in terms of personnel and office space, and those expenses only reached normalized operating levels beginning in 2008. While these expansion initiatives have contributed to the Company's loan growth in 2008, they still have represented a drag on earnings this year as they continue to ramp up to a breakeven level.

Concluding, Heintzman said, "While we are pleased with the Company's performance during these difficult times, we know the future is very uncertain and there is little visibility on how the current credit crunch will continue to or ultimately affect consumer sentiment, the real estate downturn we are witnessing, and the banking industry as a whole. Clearly, conditions remain fluid in the housing and credit markets, and, coupled with the recent severe downturn in the stock markets, it is impossible to predict how these interconnected factors will play out over the near term, or what their effects on future credit quality might be. Thus, safety and soundness continue to be our primary objectives. Against this backdrop, our focus remains on Main Street in the communities we serve, and on our mission to provide a full range of financial products for our customers, along with a high level of customer service, to meet and address their needs, requirements and challenges. Given our performance through the first nine months of 2008, and the fundamental strength and diversity of our business and markets, we remain confident about our prospects for long-term growth."

S.Y. Bancorp's total assets increased 17% to $1.653 billion at September 30, 2008, from $1.410 billion at September 30, 2007, and were up 4% from $1.596 billion at June 30, 2008. The year-over-year change in total assets was driven by strong growth in the Company's loan portfolio, which rose 14% to $1.317 billion at September 30, 2008, from $1.157 billion at September 30, 2007, but the loan portfolio was down slightly from $1.321 billion at June 30, 2008. Deposits increased 19% to $1.266 billion at September 30, 2008, compared with $1.067 billion a year ago, and were up slightly from $1.263 billion at the end of the second quarter of 2008, with increases largely reflecting higher time deposits.

Net interest income, the Company's largest source of revenue, increased $992,000 or 7% in the third quarter of 2008 compared with the year-earlier period, resulting primarily from the impact of the Company's growing loan portfolio. Net interest margin for the third quarter, reflecting heightened competitive factors, declined 39 basis points year over year to 3.79% from 4.18% in the third quarter of 2007, and was 28 basis points lower than the second quarter of 2008. Management expects that further rate reductions, along with strong competition for deposits used to fund loan growth, will put pressure on margins in upcoming quarters. For the first nine months of 2008, net interest income increased $1,634,000 or 4% versus the same period last year, primarily because of strong loan growth. For the first nine months of 2008, the Company's net interest margin declined 29 basis points to 3.93% compared with 4.22% in the year-earlier period.

Non-performing loans for the third quarter declined to $3,940,000 from $4,244,000 in the third quarter of 2007, and, on a linked-quarter basis, fell from $5,481,000 in the second quarter of 2008. Likewise, the ratio of non-performing loans to total loans declined to 0.30% in the third quarter of 2008 from 0.37% in the third quarter of last year and from 0.42% in the second quarter of 2008. At the current level of 0.30%, non-performing loans to total loans remain near the low end of the range for the past five years. Loans past due less than 90 days, however, increased to $6,856,000 in the third quarter of 2008 from $4,800,000 the second quarter of 2008. Meanwhile, trends in net charge-offs continued to underscore the strength of the Company's loan quality as net charge-offs totaled $571,000 in the third quarter of 2008 or 0.04% of average loans, compared with $365,000 or 0.03% in the year-earlier quarter, and $616,000, or 0.05% in the second quarter of 2008.

The Company's allowance for loan losses was 1.12% of total loans at September 30, 2008, up from 1.08% at September 30, 2007, and 1.09% at June 30, 2008. For the third quarter of 2008, the loan loss provision totaled $900,000 versus $850,000 in the year-earlier period. For the first nine months of 2008, the loan loss provision totaled $3,100,000 versus $2,090,000 in the first nine months of 2007.

Non-interest income declined $1,060,000 or 14% in the third quarter compared with the same quarter last year, primarily due to losses of $607,000 on sales of other banks' preferred securities during the quarter; lower investment management and trust income, which fell $342,000 or 11% during the quarter; lower brokerage fees and commissions, which were down $85,000 or 17%; and reduced service charge income, which declined $64,000 or 3%. These declines were partially offset by gains on sales of mortgage loans, which rose $139,000 or 61%, and higher bankcard transaction revenue, which rose $66,000 or 11% for the quarter. Non-interest income declined $984,000 or 4% in the first nine months of 2008 compared with the year-earlier period, primarily reflecting a slowdown in service charge income and investment management and trust income as well as the aforementioned loss on sale of securities.

Non-interest expense increased $393,000 or 3% in the third quarter of 2008 versus the same period last year. Higher non-interest expense for the quarter was due primarily to increases of $356,000 or 17% in other non-interest expenses for items such as professional fees, printing, telecommunications, and mail, and $204,000 or 22% in net occupancy expense, in part reflecting costs for a second banking location in the Indianapolis market and a new banking office in the Cincinnati market, both opened in late 2007. These increases were offset somewhat by a decline of $139,000 or 14% in data processing costs. Non-interest expense rose $1,718,000 or 5% in the first nine months of 2008 compared with the year-earlier period primarily due to salaries and employee benefits and net occupancy costs.

The Company's third quarter efficiency ratio was 55.97% compared with 53.95% in the third quarter of 2007 and 55.13% in the second quarter of 2008.

Louisville, Kentucky-based S.Y. Bancorp, Inc., with $1.653 billion in assets, was incorporated in 1988 as a bank holding company. It is the parent company of Stock Yards Bank & Trust Company, which was established in 1904.

This report contains forward-looking statements under the Private Securities Litigation Reform Act that involve risks and uncertainties. Although the Company's management believes the assumptions underlying the forward-looking statements contained herein are reasonable, any of these assumptions could be inaccurate. Therefore, there can be no assurance the forward-looking statements included herein will prove to be accurate. Factors that could cause actual results to differ from those discussed in forward-looking statements include, but are not limited to: economic conditions both generally and more specifically in the markets in which the Company and its subsidiaries operate; competition for the Company's customers from other providers of financial services; government legislation and regulation, which change from time to time and over which the Company has no control; changes in interest rates; material unforeseen changes in liquidity, results of operations, or financial condition of the Company's customers; and other risks detailed in the Company's filings with the Securities and Exchange Commission, all of which are difficult to predict and many of which are beyond the control of the Company.

S. Y. Bancorp, Inc. Financial Information
Third Quarter 2008 Earnings Release
(In thousands unless otherwise noted)

	Third Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Income Statement Data
Net interest income, fully tax equivalent (1)	$14,790	$13,802	$42,918	$41,355
Interest income
Loans	$20,254	$21,290	$60,636	$63,164
Federal funds sold	313	168	452	756
Mortgage loans held for sale	39	57	187	181
Securities	1,750	1,547	4,395	4,382
Total interest income	22,356	23,062	65,670	68,483
Interest expense
Deposits	6,342	7,855	19,003	23,540
Securities sold under agreements to repurchase and federal funds purchased	274	799	1,004	2,151
Other short-term borrowings	169	11	396	17
Federal Home Loan Bank advances	1,037	854	3,096	2,236
Subordinated debentures	1	2	3	5
Total interest expense	7,823	9,521	23,502	27,949
Net interest income	14,533	13,541	42,168	40,534
Provision for loan losses	900	850	3,100	2,090
Net interest income after provision for loan losses	13,633	12,691	39,068	38,444
Non-interest income
Investment management and trust income	2,885	3,227	9,400	9,760
Service charges on deposit accounts	2,196	2,260	6,305	6,482
Bankcard transaction revenue	662	596	1,974	1,728
Gains on sales of mortgage loans held for sale	366	227	999	874
Gain (loss) on the sale of securities	(607)	-	(607)	-
Brokerage commissions and fees	413	498	1,298	1,443
Bank owned life insurance	263	250	773	733
Other non-interest income	328	508	1,320	1,426
Total non-interest income	6,506	7,566	21,462	22,446
Non-interest expense
Salaries and employee benefits expense	6,824	6,865	21,318	20,104
Net occupancy expense	1,121	917	3,166	2,737
Data processing expense	840	979	2,488	3,045
Furniture and equipment expense	290	291	842	873
State bank taxes	340	326	994	815
Other non-interest expenses	2,505	2,149	7,295	6,811
Total non-interest expense	11,920	11,527	36,103	34,385
Net income before income tax expense	8,219	8,730	24,427	26,505
Income tax expense	2,776	2,843	7,817	8,617
Net income	$5,443	$5,887	$16,610	$17,888

Weighted average shares - basic	13,435	14,185	13,432	14,299
Weighted average shares - diluted	13,652	14,400	13,615	14,525

Basic earnings per share	$0.41	$0.42	$1.24	$1.25
Diluted earnings per share	0.40	0.41	1.22	1.23
Cash dividend declared per share	0.17	0.16	0.51	0.47

Balance Sheet Data (at period end)
Total loans			$1,316,661	$1,156,899
Allowance for loan losses			14,785	12,550
Total assets			1,653,456	1,410,453
Non-interest bearing deposits			184,647	167,614
Interest bearing deposits			1,081,319	899,815
Federal home loan bank advances			90,000	70,000
Subordinated debentures			10,060	90
Stockholders' equity			138,910	138,623
Total shares outstanding			13,457	14,005
Book value per share			10.32	9.90
Market value per share			30.62	27.04

S. Y. Bancorp, Inc. Financial Information
Third Quarter 2008 Earnings Release

	Third Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Average Balance Sheet Data
Average federal funds sold	$66,222	$12,404	$29,870	$18,675
Average investment securities	168,681	140,168	136,946	134,894
Average loans	1,315,401	1,155,211	1,286,403	1,152,709
Average earning assets	1,552,961	1,311,152	1,457,809	1,309,989
Average assets	1,647,361	1,409,653	1,551,679	1,405,845
Average interest bearing deposits	1,110,824	893,281	1,026,325	908,463
Average total deposits	1,292,493	1,063,718	1,199,571	1,078,815
Average federal funds purchased and securities sold under agreement to repurchase	78,466	92,552	79,287	84,993
Average short-term borrowings	14,757	1,215	14,278	830
Average long-term debt	90,169	70,090	90,535	62,220
Average interest bearing liabilities	1,294,216	1,057,138	1,210,425	1,056,505
Average stockholders' equity	136,664	141,583	134,428	140,700

Performance Ratios
Annualized return on average assets	1.31%	1.66%	1.43%	1.70%
Annualized return on average equity	15.84%	16.50%	16.50%	17.00%
Net interest margin, fully tax equivalent	3.79%	4.18%	3.93%	4.22%
Non-interest income to total revenue, fully tax equivalent	30.55%	35.41%	33.34%	35.18%
Efficiency ratio	55.97%	53.95%	56.08%	53.89%

Capital Ratios
Average stockholders' equity to average assets	8.30%	10.04%	8.66%	10.01%
Tier 1 risk-based capital			9.55%	10.47%
Total risk-based capital			11.26%	11.42%
Leverage			8.40%	9.81%

Loans by Type
Commercial and industrial			$338,489	$304,930
Construction and development			173,879	123,505
Real estate mortgage - commercial investment			258,687	236,847
Real estate mortgage - owner occupied commercial			210,456	186,564
Real estate mortgage - 1-4 family residential			159,034	144,221
Home equity - first lien			24,458
Home equity - junior lien			118,672
Home equity (2)				136,064
Consumer			35,318	24,768

Asset Quality Data
Allowance for loan losses to total loans			1.12%	1.08%
Allowance for loan losses to average loans			1.15%	1.09%
Allowance for loan losses to non-performing loans			375.25%	295.71%
Nonaccrual loans			$3,880	$2,985
Restructured loans			-	-
Loans - 90 days past due & still accruing			60	1,259
Total non-performing loans			3,940	4,244
OREO and repossessed assets			3,182	3,436
Total non-performing assets			7,122	7,680
Non-performing loans to total loans			0.30%	0.37%
Non-performing assets to total assets			0.43%	0.54%
Net charge-offs to average loans (3)	0.04%	0.03%	0.14%	0.15%
Net charge-offs	$571	$365	$1,765	$1,743

Other Information
Total assets under management (in millions)			$1,464	$1,707
Full-time equivalent employees			459	443

S. Y. Bancorp, Inc. Financial Information
Third Quarter 2008 Earnings Release

	Five Quarter Comparison
	9/30/08	6/30/08	3/31/08	12/31/07	9/30/07
Income Statement Data
Net interest income, fully tax equivalent (1)	$14,790	$14,621	$13,508	$13,499	$13,802
Net interest income	$14,533	$14,374	$13,261	$13,243	$13,541
Provision for loan losses	900	975	1,225	1,435	850
Net interest income after provision for loan losses	13,633	13,399	12,036	11,808	12,691
Investment management and trust income	2,885	3,236	3,279	3,126	3,227
Service charges on deposit accounts	2,196	2,117	1,992	2,276	2,260
Bankcard transaction revenue	662	691	621	631	596
Gains on sales of mortgage loans held for sale	366	319	314	290	227
Gain (loss) on the sale of securities	(607)	-	-	-	-
Brokerage commissions and fees	413	444	441	486	498
Bank owned life insurance	263	258	252	252	250
Other non-interest income	328	570	422	739	508
Total non-interest income	6,506	7,635	7,321	7,800	7,566
Salaries and employee benefits expense	6,824	7,335	7,159	6,898	6,865
Net occupancy expense	1,121	1,036	1,009	985	917
Data processing expense	840	896	752	998	979
Furniture and equipment expense	290	276	276	275	291
State bank taxes	340	314	340	340	326
Other non-interest expenses	2,505	2,412	2,378	2,650	2,149
Total non-interest expense	11,920	12,269	11,914	12,146	11,527
Net income before income tax expense	8,219	8,765	7,443	7,462	8,730
Income tax expense	2,776	2,636	2,405	1,298	2,843
Net income	$5,443	$6,129	$5,038	$6,164	$5,887

Weighted average shares - basic	13,435	13,409	13,452	13,779	14,185
Weighted average shares - diluted	13,652	13,584	13,610	13,974	14,400

Basic earnings per share	$0.41	$0.46	$0.37	$0.45	$0.42
Diluted earnings per share	0.40	0.45	0.37	0.44	0.41
Cash dividend declared per share	0.17	0.17	0.17	0.16	0.16

Balance Sheet Data (at period end)
Total loans	$1,316,661	$1,320,509	$1,289,913	$1,201,938	$1,156,899
Allowance for loan losses	14,785	14,456	14,097	13,450	12,550
Total assets	1,653,456	1,596,320	1,517,258	1,482,219	1,410,453
Non-interest bearing deposits	184,647	182,580	175,028	170,477	167,614
Interest bearing deposits	1,081,319	1,080,752	972,980	936,230	899,815
Federal home loan bank advances	90,000	90,000	90,000	90,000	70,000
Subordinated debentures	10,060	60	60	90	90
Stockholders' equity	138,910	134,848	131,547	133,024	138,623
Total shares outstanding	13,457	13,424	13,406	13,600	14,005
Book value per share	10.32	10.05	9.81	9.78	9.90
Market value per share	30.62	21.36	23.24	23.94	27.04

S. Y. Bancorp, Inc. Financial Information
Third Quarter 2008 Earnings Release

	Five Quarter Comparison
	9/30/08	6/30/08	3/31/08	12/31/07	9/30/07
Average Balance Sheet Data
Average loans	$1,315,401	$1,308,304	$1,235,185	$1,178,068	$1,155,211
Average assets	1,647,361	1,536,473	1,470,153	1,436,666	1,409,653
Average earning assets	1,552,961	1,443,187	1,376,233	1,341,624	1,311,152
Average total deposits	1,292,493	1,187,325	1,117,873	1,089,400	1,063,718
Average long-term debt	90,169	91,379	90,062	76,394	70,090
Average interest bearing liabilities	1,294,216	1,195,756	1,140,382	1,089,233	1,057,138
Average stockholders' equity	136,664	134,696	131,901	135,370	141,583

Performance Ratios
Annualized return on average assets	1.31%	1.60%	1.38%	1.70%	1.66%
Annualized return on average equity	15.84%	18.30%	15.36%	18.07%	16.50%
Net interest margin, fully tax equivalent	3.79%	4.07%	3.95%	3.99%	4.18%
Non-interest income to total revenue, fully tax equivalent	30.55%	34.40%	35.24%	36.62%	35.41%
Efficiency ratio	55.97%	55.13%	57.26%	57.03%	53.95%

Capital Ratios
Average stockholders' equity to average assets	8.30%	8.77%	8.97%	9.42%	10.04%
Tier 1 risk-based capital	9.55%	9.31%	9.07%	9.82%	10.47%
Total risk-based capital	11.26%	10.32%	10.06%	10.82%	11.42%
Leverage	8.40%	8.75%	8.85%	9.21%	9.81%

Loans by Type
Commercial and industrial	$338,489	$331,665	$332,144	$309,506	$292,240
Construction and development	173,879	182,041	174,604	144,668	137,659
Real estate mortgage - commercial investment	258,687	264,743	252,706	240,610	236,847
Real estate mortgage - owner occupied commercial	210,456	207,398	202,714	200,122	186,564
Real estate mortgage - 1-4 family residential	159,034	160,152	148,324	145,362	142,757
Home equity - 1st lien	24,458
Home equity - junior lien	118,672
Home equity (2)		142,154	136,064	136,962	136,064
Consumer	35,318	38,037	43,357	24,708	24,768

Asset Quality Data
Allowance for loan losses to total loans	1.12%	1.09%	1.09%	1.12%	1.08%
Allowance for loan losses to average loans	1.12%	1.10%	1.14%	1.16%	1.09%
Allowance for loan losses to non-performing loans	375.25%	263.75%	307.19%	399.11%	295.71%
Nonaccrual loans	$3,880	$4,938	$4,034	$2,964	$2,985
Restructured loans	-	-	-	-	-
Loans - 90 days past due & still accruing	60	543	555	406	1,259
Total non-performing loans	3,940	5,481	4,589	3,370	4,244
OREO and repossessed assets	3,182	2,995	3,715	3,831	3,436
Total non-performing assets	7,122	8,476	8,304	7,201	7,680
Non-performing loans to total loans	0.30%	0.42%	0.36%	0.28%	0.37%
Non-performing assets to total assets	0.43%	0.53%	0.55%	0.49%	0.54%
Net charge-offs to average loans (3)	0.04%	0.05%	0.05%	0.05%	0.03%
Net charge-offs	$571	$616	$578	$535	$365

Other Information
Total assets under management (in millions)	$1,464	$1,536	$1,549	$1,669	$1,707
Full-time equivalent employees	459	457	460	446	443

(1) - Interest income on a fully tax equivalent basis includes the additional amount of interest income that would have been earned if investments in certain tax-exempt interest earning assets had been made in assets subject to federal, state and local taxes yielding the same after-tax income.

(2) - In September 2008, the Company changed its presentation for disclosing the types of loans in its portfolio to provide more detailed information. Home equity lines of credit were divided into two categories - first lien and junior lien; however, it was not feasible to obtain comparable amounts for these categories for prior periods.

(3) - Amounts not annualized

Certain prior-period amounts have been reclassified to conform with current presentation.

CONTACT:
S.Y. Bancorp, Inc.
Nancy B. Davis, 502-625-9176
Executive Vice President, Treasurer and
Chief Financial Officer